Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-86189 and 333-40922) and Form S-8 (Nos. 333-82325, 333-51678 and 333-69034) of Wyndham International, Inc. of our report dated April 8, 2005 relating to management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas

April 8, 2005